UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

136 East South Temple Suite 2112
Salt Lake City, Utah 84111
(Address and telephone number of principal executive offices) (Zip Code)

(801) 521-5703
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2006, we entered into a Third Amendment to the Agreement and Plan of Merger with Welund Acquisition Corp., a Nevada corporation and our wholly-owned subsidiary (“Merger Sub”) and Solar Power, Inc., a California corporation (“SPI-California”) (the “Third Amendment”) to amend the Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006, and as further amended by that certain Second Amendment to the Agreement and Plan of Merger dated December 1, 2006 (collectively, the “Merger Agreement”). The Merger Agreement as previously reported and filed as exhibits to the Current Report on Form 8-K filed with the SEC on August 29, 2006, October 6, 2006 and December 6, 2006, contemplates that the Merger Sub will merge with and into SPI-California with SPI-California surviving as our wholly-owned subsidiary (the “Merger”).

The Third Amendment provides for among other things: (1) the extension of the termination date of the Merger Agreement to January 5, 2007, and (2) that each holder of then outstanding options to purchase or otherwise acquire shares of SPI-California (“SPI Option”), whether or not such SPI Option is then exercisable, issued pursuant to the SPI-California 2006 Equity Incentive Plan (“SPI Option Plan”), will be granted options to purchase shares of our common stock in substitution for awards issued under the SPI Option Plan.

SPI-California has indicated to us that it is in the process of finalizing the required financial statements under the Merger Agreement. The foregoing description is qualified in its entirety by reference to the Third Amendment which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Third Amendment to the Agreement and Plan of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a Nevada Corporation

Dated: December 22, 2006	/s/ Steven P. Strasser
Steven P. Strasser,
President